UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2023, Entravision Communications Corporation (the “Company”) entered into an agreement (the “Acquisition Agreement”), among the Company and the selling stockholders of Adsmurai (the “Sellers”), whereby the Company acquired a 51% equity interest in Adsmurai, S.L. (“Adsmurai”), a company engaged in the sale and marketing of digital advertising technology platforms on the same date.

Upon the terms and subject to the conditions set forth in the Acquisition Agreement, the Company acquired 51% of the issued and outstanding shares of Adsmurai for a total purchase price of €13.0 million (approximately $14.2 million as of that date) by means of a payment in kind of a loan previously granted by the Company to the Sellers, including interest (the “Acquisition”). The Acquisition Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.

In connection with the Acquisition, the Company made a loan to entities affiliated with owners of the remaining 49% interest in Adsmurai in the principal amount of €7,355,500 (approximately $8.1 million as of that date) plus an additional amount to be determined based on Adsmurai’s EBITDA for calendar year 2022 (the “Loan”). The Loan has a two-year term and bears interest at a rate of 5% annually, and can be repaid upon the exercise of the option rights set forth in the Options Agreement (defined below).

Additionally, in connection with the Acquisition, the Company and the Sellers entered into an Options Agreement (the “Options Agreement”). Subject to the terms of the Options Agreement, for a purchase price based on a predetermined multiple of Adsmurai’s EBITDA in the trailing four fiscal quarters, plus amounts outstanding under the Loan:

•
the Sellers have the right to cause the Company to purchase:
o
10% of the issued and outstanding shares of Adsmurai between January and March 2024;
o
10% of the issued and outstanding shares of Adsmurai between January and March 2025;
o
all of the remaining issued and outstanding shares of Adsmurai between January and June 2027; and
•
the Company has the right to purchase all of the remaining issued and outstanding shares of Adsmurai between January and June 2027.

The foregoing summaries of the Acquisition Agreement and the Options Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.

10.1	Share Purchase Agreement, effective as of April 3, 2023, by and among Entravision Communications Corporation and the selling stockholders parties thereto.
10.2	Options Agreement, effective as of April 3, 2023, between Entravision Communications Corporation and the selling stockholders thereof.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	April 7, 2023	By:	/s/ Christopher T. Young
Christopher T. Young, Interim Chief Executive Officer, Chief Financial Officer and Treasurer